                                                                   EXHIBIT 10.2

                               FMC GOLD COMPANY
                               ANNUAL REPORT ON
                            FORM 10-K FOR THE YEAR
                            ENDED DECEMBER 31, 1995

                                Amendment No. 1
                                      to
                         Management Services Agreement

  AGREEMENT, dated as of August 1, 1987, between FMC Gold Company (formerly known as FMC Nevada Company), a Delaware Corporation ("Newco") and FMC Corporation, a Delaware corporation (the "Parent").

  WHEREAS, Newco and Parent have heretofore entered into a Management Services Agreement dated as of May 2, 1987, (the "Agreement"); and

  WHEREAS, Newco and Parent desire to amend the Agreement as hereinafter set forth;

  NOW, THEREFORE, the parties hereto agree as follows:

  SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

  SECTION 2. AMENDMENT of Section 6 of the Agreement. Section 6 is amended to read as follows:

  "6. Extension of Credit

    (a) The Company and FMC hereby grant to each other the right to borrow money from the other, from time to time, subject to the terms and conditions set forth herein.

    (b) The borrower may exercise its right to borrow from the lender from time to time during the term of this Agreement by requesting in writing that the lender advance the amount desired and making reference in such request to this Agreement. The lender will lend to the borrower such sums of money as the borrower may specify in its request.

    (c) Draws under this credit facility may be made at any time in any whole digit multiple of $100,000 provided that no draw may be made by the Company if, when such draw is added to previous draws then outstanding, the aggregate borrowing outstanding by the Company pursuant to this Agreement would exceed $50,000,000.

    (d) All money borrowed under this Agreement shall bear interest, payable on or before the tenth business day of each month, at a rate equal to the incremental net short-term borrowing or investing rate of FMC during such period, determined in accordance with generally accepted accounting principles applied in a manner consistent with those applied by FMC in the preparation of its financial statements.

    (e) All Funds borrowed under this Agreement, together with all interest accrued thereon, shall be repaid by the borrower, upon demand by the lender, in U.S. dollars at Chicago and may be repaid, at such place, at any time or from time to time in any whole digit multiple of $100,000, prior to such demand.

    (f) Advances and repayments hereunder will be made by wire transfer to the bank account designated by the borrower and lender, respectively; will be made on the date on which written notice of the draw is requested; and will earn interest from such date.

    (g) If payments are not made at the time or times or in the amount or amounts demanded by the lender, the lender may, at its option and without notice, declare the entire balance (including accrued interest) due and immediately payable.

    (h) The failure of the lender to accelerate the payments of the borrower when entitled to do so under this Agreement shall at no time constitute a waiver of any of its rights under this Agreement.

    (i) No promissory notes or documentation other than this Agreement and the written request contemplated by subsection (b) above shall be required, and all advances and repayments will be evidenced solely by the respective entries in the accounting records of the lender, the borrower and their banks."

  SECTION 3. Counterparts; Effectiveness. This Amendment No. 1 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

  SECTION 4. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois.

  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                          FMC Gold Company

                                                    /s/ Brian J. Kennedy
                                          By __________________________________

                                                    President
                                          Its _________________________________

                                          FMC Corporation

                                                    /s/ A. D. Lyons
                                          By __________________________________

                                                    Vice President - Finance
                                          Its _________________________________